Exhibit (h)(2)

AMENDMENT TO AMENDED AND RESTATED

SERVICE AGREEMENT

THIS AMENDMENT is made as of the ___ day of September, 2015 to the Amended and Restated Service Agreement dated June 25, 2014, by and between the trusts listed in Appendix A thereto, on behalf of themselves and each of their funds (except as noted therein) and John Hancock Advisers, LLC (the “Agreement”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGES IN APPENDIX A

Appendix A of the Agreement is hereby amended, in accordance with Section 6 of the Agreement, to: (i) add a trust, John Hancock Exchange-Traded Fund Trust, and each of its series; and (ii) remove a trust, John Hancock Tax-Exempt Series Fund, and each of its series. These changes are shown in Exhibit A hereto.

2.	EFFECTIVE DATE

This Amendment shall become effective as of the date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:
Leo Zerilli
Senior Vice President and Chief Investment Officer

By all the Trusts listed in Exhibit A

By:
Andrew G. Arnott
President

Exhibit A

APPENDIX A

John Hancock Bond Trust
On behalf of each of its series

John Hancock Current Interest
On behalf of each of its series

John Hancock Exchange-Traded Fund Trust
On behalf of each of its series

John Hancock Funds II
On behalf of each of its series

John Hancock Funds III
On behalf of each of its series

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investment Trust
On behalf of each of its series (except John Hancock Large Cap Equity Fund)

John Hancock Investment Trust II
On behalf of each of its series

John Hancock Investors Trust

John Hancock Municipal Securities Trust
On behalf of each of its series

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Sovereign Bond Fund
On behalf of each of its series

John Hancock Strategic Series
On behalf of each of its series

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund